Provident Financial Services, Inc. Announces Increased Fourth Quarter and Full-Year Earnings for 2011 and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, January 27, 2012 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $14.9 million, or $0.26 per basic and diluted share for the quarter ended December 31, 2011, compared to net income of $12.1 million, or $0.21 per basic and diluted share for the quarter ended December 31, 2010.

For the year ended December 31, 2011, the Company reported net income of $57.3 million, or $1.01 per basic and diluted share, compared to net income of $49.7 million, or $0.88 per basic and diluted share for the same period last year.

The fourth quarter and full year results for the period ended December 31, 2011 reflect actions taken to reduce funding costs, with net interest income increasing $890,000 and $7.0 million, respectively, compared with the same periods in 2010.  In addition, the provision for loan losses decreased $2.9 million and $6.6 million for the quarter and the year ended December 31, 2011, respectively, compared with the same periods in 2010.  These improvements were partially offset by increases in non-interest expense of $235,000 and $3.7 million for the three months and year ended December 31, 2011, respectively, compared with the same periods in 2010.

Christopher Martin, Chairman, President and Chief Executive Officer, commented: “Our record earnings for 2011 were attributable to improved asset generation, lower funding costs and an intense commitment from our officers and staff to attain new levels of efficiency, all while maintaining our already strong capital position.  This was accomplished against the backdrop of a struggling economy, historically low interest rates pressuring our margin, and a challenging regulatory environment.”  Martin continued:  “Improved revenues resulted from loan growth of 5.5% for the year, and continued expansion of our core deposits which now represent 78% of deposits.  While asset quality stabilized over the last quarter, the resolution of troubled assets through the protracted New Jersey foreclosure process remains time-consuming.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per common share payable on February 29, 2012, to stockholders of record as of the close of business on February 15, 2012.

Balance Sheet Summary

Total assets increased $272.9 million, or 4.0%, to $7.10 billion at December 31, 2011, from $6.82 billion at December 31, 2010, primarily due to an increase in net loans outstanding.

Cash and cash equivalents increased $17.4 million to $69.6 million at December 31, 2011, from $52.2 million at December 31, 2010.  The Company expects to deploy these cash balances to fund loan originations and investment purchases and repay maturing borrowings.

The Company’s net loans increased $238.1 million, or 5.5%, to $4.58 billion at December 31, 2011, from $4.34 billion at December 31, 2010.  Loan originations totaled $1.5 billion and loan purchases totaled $79.5 million for the year ended December 31, 2011.  The loan portfolio had net increases of $177.0 million in multi-family mortgage loans, $93.5 million in commercial loans and $73.4 million in commercial mortgage loans, partially offset by net decreases of $77.7 million in residential mortgage loans, $10.4 million in construction loans and $8.6 million in consumer loans.  Commercial real estate, commercial and construction loans represented 59.8% of the loan portfolio at December 31, 2011, compared to 55.6% at December 31, 2010.

At December 31, 2011, the Company’s unfunded loan commitments totaled $770.4 million, including $288.5 million in commercial loan commitments, $112.2 million in construction loan commitments and $69.3 million in commercial mortgage commitments.  Unfunded loan commitments at September 30, 2011 were $793.7 million.

Foreclosed assets increased $9.9 million, to $12.8 million at December 31, 2011, from $2.9 million at December 31, 2010.  Foreclosed assets consisted of $5.5 million of residential real estate, $6.6 million of commercial real estate and $712,000 of marine vessels at December 31, 2011.

Total deposits increased $278.9 million, or 5.7%, during the year ended December 31, 2011 to $5.16 billion.  Core deposits, consisting of savings and demand deposit accounts, increased $428.4 million, or 11.9%, to $4.03 billion at December 31, 2011.  The majority of the core deposit increase was in commercial checking deposits, retail checking deposits and money market deposits, partially offset by a decline in savings deposits.  Time deposits decreased $149.5 million, or 11.7%, to $1.13 billion at December 31, 2011, with the majority of the decrease occurring in the 15-month and shorter maturity categories.  The Company remains focused on developing core deposit relationships, while strategically permitting the run-off of higher-cost time deposits.  Core deposits represented 78.1% of total deposits at December 31, 2011, compared to 73.8% at December 31, 2010.

Borrowed funds were reduced $49.5 million, or 5.1% during the year ended December 31, 2011, to $920.2 million, as wholesale funding was replaced with core deposit growth.  Borrowed funds represented 13.0% of total assets at December 31, 2011, a reduction from 14.2% at December 31, 2010.

Stockholders’ equity increased $30.8 million, or 3.3% during the year ended December 31, 2011, to $952.5 million, primarily due to net income earned for the period, partially offset by dividends paid to stockholders and common stock repurchases.  Common stock repurchases for the year ended December 31, 2011 totaled 348,000 shares at an average cost of $11.90 per share.  At December 31, 2011, 1.8 million shares remained eligible for repurchase under the current authorization.  At December 31, 2011, book value per share and tangible book value per share were $15.88 and $9.87, respectively, compared with $15.38 and $9.47, respectively, at December 31, 2010.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended December 31, 2011, net interest income increased $890,000, to $53.9 million, from $53.0 million for the same period in 2010.  For the year ended December 31, 2011, net interest income increased $7.0 million, to $216.0 million, from $209.0 million for 2010.  For both periods, the favorable effects of an increase in average loans outstanding and reductions in funding costs outpaced the impact of the downward repricing of earning assets and accelerated premium amortization on mortgage-backed securities.

The Company’s net interest margin for the quarter ended December 31, 2011 was 3.39%, a decrease of 11 basis points from 3.50% for the quarter ended September 30, 2011, and a 5 basis point decrease from 3.44% for the same period last year.  The weighted average yield on interest-earning assets was 4.24% for the three months ended December 31, 2011, compared with 4.45% for the trailing quarter, and 4.56% for the three months ended December 31, 2010.  The weighted average cost of interest-bearing liabilities was 0.99% for the quarter ended December 31, 2011, compared with 1.10% for the trailing quarter and 1.29% for the fourth quarter of 2010.  The average cost of interest-bearing deposits for the three months ended December 31, 2011 was 0.72%, compared with 0.81% for the trailing quarter and 0.94% for the same period last year.  Average non-interest bearing deposits totaled $680.1 million for the three months ended December 31, 2011, compared with $605.8 million for the trailing quarter and $555.3 million for the same period last year.  The average cost of borrowings for the three months ended December 31, 2011 was 2.34%, compared with 2.50% for the trailing quarter, and 2.92% for the same period last year.

For the year ended December 31, 2011, the net interest margin increased 4 basis points to 3.49%, compared with 3.45% for the year ended December 31, 2010.  The weighted average yield on interest-earning assets declined 27 basis points to 4.46% for the year ended December 31, 2011, compared with 4.73% for the year ended December 31, 2010, however, the weighted average cost of interest bearing liabilities declined 33 basis points to 1.13% for the year ended December 31, 2011, compared with 1.46% for the same period in 2010.  The average cost of interest-bearing deposits for the year ended December 31, 2011 was 0.83%, compared with 1.09% for the same period last year.  Average non-interest bearing deposits totaled $605.8 million for the year ended December 31, 2011, compared with $528.1 million for the same period last year.  The average cost of borrowings for the year ended December 31, 2011 was 2.55%, compared with 3.18% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.7 million for the quarter ended December 31, 2011, an increase of $910,000 compared to the same period in 2010.  Fee income for the quarter ended December 31, 2011 totaled $7.4 million, an increase of $1.3 million compared to the same period in 2010, largely due to an increase in wealth management fees attributable to the August 11, 2011 acquisition of Beacon Trust Company and Beacon Global Asset Management, Inc. (“Beacon”).  This increase was offset by a $190,000 decrease in income related to Bank-owned life insurance for the three month period ended December 31, 2011, compared to the same period last year, due to a decline in investment yields.  In addition, other income declined $194,000 for the three months ended December 31, 2011, compared to the same period in 2010, primarily as a result of losses incurred on the November 2011 sales of the Company’s previously occupied administrative facilities, partially offset by net gains on the sale of foreclosed real estate.

For the year ended December 31, 2011, non-interest income totaled $32.5 million, an increase of $990,000, or 3.1%, compared to the same period in 2010.  Fee income totaled $25.4 million for the year ended December 31, 2011, an increase of $1.7 million compared with the same period in 2010, largely due to increased wealth management fees related to the Beacon acquisition, an increase in revenue from  loan related activity and increased revenue associated with annuity sales. These increases were partially offset by a reduction in overdraft fees.  Other income increased $266,000 for the year ended December 31, 2011, compared with the same period in 2010, primarily as a result of net gains recognized on the sale of foreclosed real estate and an increase in gains resulting from a larger number of loan sales, partially offset by the losses incurred on the sales of the Company’s previously occupied administrative facilities.  Offsetting these increases, income related to Bank-owned life insurance decreased $706,000 for the year ended December 31, 2011, compared to the same period last year, primarily due to the receipt of policy claim proceeds in the second quarter of 2010.  Additionally, net gains on securities transactions declined $177,000 for the year ended December 31, 2011, compared with the same period in 2010.  These net gains on securities transactions totaled $708,000 for the year ended December 31, 2011, compared with net gains of $885,000 for the same period in 2010.  The Company recognized net other-than-temporary impairment charges of $302,000 and $170,000 for the years ended December 31, 2011 and December 31, 2010, respectively, related to an investment in a non-Agency mortgage-backed security.

Non-Interest Expense

For the three months ended December 31, 2011, non-interest expense increased $235,000, or 0.7%, to $36.2 million, compared to $36.0 million for the three months ended December 31, 2010.  Compensation and benefits expense increased $1.2 million for the three months ended December 31, 2011, compared with the same period in 2010, as a result of higher salary expense and personnel added as a result of the Beacon acquisition, increased employee health and medical costs and increased incentive compensation.  Net occupancy expense increased $485,000, to $5.3 million for the three months ended December 31, 2011, compared to $4.8 million for the same period in 2010, primarily due to expenses associated with the Company’s consolidation of facilities into its newly leased administrative offices in April of this year and expenses related to the Beacon acquisition.  Other operating expenses increased $398,000, to $6.5 million for the three months ended December 31, 2011, compared to same period in the prior year, due to increased loan collection and workout expenses and costs associated with the Beacon acquisition.

Additionally, data processing expense increased $221,000, to $2.5 million for the three months ended December 31, 2011, compared with the same period in 2010, because of increased software maintenance and core processing fees.  Partially offsetting these increases, impairment of premises and equipment declined $1.5 million for the three months ended December 31, 2011, compared to the same period last year, due to the impairment charge incurred in the prior year quarter related to the then planned disposition of the Company’s former administrative office.  Additionally, FDIC insurance expense decreased $564,000, to $1.4 million for the three months ended December 31, 2011, compared with $2.0 million for the same period in 2010, due to the change in assessment methodology from deposit-based to one which is based upon assets.  Amortization of intangibles decreased $149,000 for the three months ended December 31, 2011, compared with the same period in 2010, as a result of scheduled reductions in core deposit intangible amortization, partially offset by the amortization of the customer relationship intangible arising from the Beacon acquisition.

Non-interest expense for the year ended December 31, 2011 was $142.4 million.  Non-interest expense increased $3.7 million, or 2.7%, from $138.7 million for the year ended December 31, 2010.  Compensation and benefits expense increased $5.0 million, to $74.9 million for the year ended December 31, 2011 compared to $69.9 million for the year ended December 31, 2010, due to higher salary expense related to annual merit increases and personnel added as a result of the Beacon acquisition, increased employee health and medical costs, and increased stock-based compensation expense resulting from shares granted in connection with the Company’s incentive compensation and Employee Stock Ownership plans and the higher average share price of the Company’s common stock in 2011 compared with 2010.  In addition, net occupancy expense increased $1.4 million, to $21.1 million, compared to $19.8 million for the same period in 2010, due to expenses associated with the relocation of the Company’s administrative offices and carrying costs on previously occupied facilities owned by the Company, which were sold in November 2011.  In addition, approximately $227,000 in damages attributable to Hurricane Irene were also included in occupancy expense for the year ended December 31, 2011.  Data processing expense totaled $9.5 million for the year ended December 31, 2011, compared to $9.0 million for the same period in 2010.  The $516,000 increase was primarily due to higher software maintenance and core processing fees.  Other operating expenses increased $157,000 for the year ended December 31, 2011, compared with the same period last year, due to increased loan collection expense and costs associated with the Beacon acquisition.  Partially offsetting these increases, FDIC insurance expense decreased $1.7 million to $5.9 million for the year ended December 31, 2011, compared with $7.6 million for the same period in 2010.  The decrease was primarily due to a lower assessment rate charged on deposits in the first quarter of 2011 and a change in assessment methodology from a deposit-based to an asset-based assessment, effective in the second quarter of 2011.  Additionally, amortization of intangibles decreased $801,000 for the year ended December 31, 2011, compared with the same period of 2010, as a result of scheduled reductions in core deposit intangible amortization, partially offset by the amortization of the customer relationship intangible arising from the Beacon acquisition.  Impairment of premises and equipment declined $721,000, for the year ended December 31, 2011, compared to the same period last year, as the Company recognized a $1.5 million impairment charge in the fourth quarter of 2010 related to the then anticipated sale and relocation of its administrative office, compared to an $807,000 impairment charge in the first quarter of 2011 related to the then anticipated sale and relocation of its former loan administration center.  Advertising and promotions expense decreased $98,000 for the year ended December 31, 2011, compared with the same period last year.

Asset Quality

Total non-performing loans at December 31, 2011 were $122.5 million, or 2.63% of total loans, compared with $125.3 million, or 2.74% of total loans at September 30, 2011, and $97.3 million, or 2.21% of total loans at December 31, 2010.  The $2.8 million decrease in non-performing loans at December 31, 2011, compared with the trailing quarter, consisted of a $6.4 million decrease in commercial mortgages and a $130,000 decrease in construction loans, partially offset by a $2.4 million increase in commercial loans, a $997,000 increase in multi-family mortgages, a $338,000 increase in residential loans and a $95,000 increase in consumer loans.  At December 31, 2011, impaired loans totaled $103.2 million with related specific reserves of $9.3 million, compared with impaired loans totaling $105.1 million with related specific reserves of $6.6 million at September 30, 2011.  At December 31, 2010, impaired loans totaled

$47.7 million with related specific reserves of $2.3 million.  At December 31, 2011, the Company’s allowance for loan losses was 1.60% of total loans, compared with 1.61% of total loans at September 30, 2011 and 1.56% of total loans at December 31, 2010.

The Company recorded provisions for loan losses of $6.0 million and $28.9 million for the three months and year ended December 31, 2011, respectively, compared with provisions of $8.9 million and $35.5 million for the three months and year ended December 31, 2010, respectively.  For the three months and year ended December 31, 2011, the Company had net charge-offs of $5.3 million and $23.3 million, respectively, compared with net charge-offs of $8.9 million and $27.5 million, respectively, for the same periods in 2010.  The allowance for loan losses increased $5.6 million to $74.4 million at December 31, 2011, from $68.7 million at December 31, 2010.  At December 31, 2011, the Company held $12.8 million of foreclosed assets, compared with $2.9 million at December 31, 2010.

Income Tax Expense

For the three months ended December 31, 2011, the Company’s income tax expense was $5.5 million, compared with $3.8 million for the same period in 2010.  For the year ended December 31, 2011, the Company’s income tax expense was $19.8 million, compared with $16.6 million for the same period in 2010.  The increase in income tax expense was primarily attributable to an increase in pre-tax income. The Company’s effective tax rates were 27.0% and 25.7%, respectively, for the three months and year ended December 31, 2011, compared with 23.9% and 25.0% for the three months and year ended December 31, 2010, respectively.  The effective tax rates for the 2011 periods were affected by an increase in the effective rate attributable to an increase in taxable income for the full year of 2011, partially offset by the reduction of a valuation allowance against subsidiary company New Jersey state net operating losses.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates 82 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, January 27, 2012 regarding highlights of the Company’s quarter and year ended December 31, 2011 financial results.  The call may be accessed by dialing 1-877-317-6789 (Domestic) or 1-412-317-6789 (International).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Condition
December 31, 2011 (Unaudited) and December 31, 2010
(Dollars in Thousands)

Assets	December 31, 2011	December 31, 2010

Cash and due from banks	$68,553	$51,345
Short-term investments	1,079	884
Total cash and cash equivalents	69,632	52,229

Securities available for sale, at fair value	1,376,119	1,378,927
Investment securities held to maturity (fair value of $366,296 at
December 31, 2011 (unaudited) and $351,680 at December 31, 2010)	348,318	346,022
Federal Home Loan Bank of New York ("FHLB-NY") stock	38,927	38,283

Loans	4,653,509	4,409,813
Less allowance for loan losses	74,351	68,722
Net loans	4,579,158	4,341,091

Foreclosed assets, net	12,802	2,858
Banking premises and equipment, net	66,260	74,257
Accrued interest receivable	24,653	25,257
Intangible assets	360,714	354,220
Bank-owned life insurance	142,010	136,768
Other assets	78,810	74,616
Total assets	$7,097,403	$6,824,528

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,136,129	$2,706,204
Savings deposits	891,742	893,268
Certificates of deposit of $100,000 or more	383,174	412,155
Other time deposits	745,552	866,107
Total deposits	5,156,597	4,877,734

Mortgage escrow deposits	20,955	19,558
Borrowed funds	920,180	969,683
Other liabilities	47,194	35,866
Total liabilities	6,144,926	5,902,841

Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 59,968,195 outstanding at December 31, 2011, and 59,921,065
outstanding at December 31, 2010	832	832
Additional paid-in capital	1,019,253	1,017,315
Retained earnings	363,011	332,472
Accumulated other comprehensive income	9,571	14,754
Treasury stock	(384,725)	(385,094)
Unallocated common stock held by the Employee Stock Ownership Plan ("ESOP")	(55,465)	(58,592)
Common Stock acquired by the Directors' Deferred Fee Plan ("DDFP")	(7,390)	(7,482)
Deferred Compensation - DDFP	7,390	7,482
Total stockholders' equity	952,477	921,687
Total liabilities and stockholders' equity	$7,097,403	$6,824,528

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months and Year Ended December 31, 2011 and 2010
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Interest income:
Real estate secured loans	$39,306	$40,100	$158,731	$160,460
Commercial loans	10,892	10,463	42,759	41,427
Consumer loans	6,348	6,992	25,793	28,479
Securities available for sale and FHLB-NY stock	7,689	9,494	36,157	43,143
Investment securities	2,991	3,145	12,160	12,778
Deposits, Federal funds sold and other short-term investments	38	25	119	247
Total interest income	67,264	70,219	275,719	286,534

Interest expense:
Deposits	8,113	10,364	36,552	47,705
Borrowed funds	5,240	6,834	23,177	29,864
Total interest expense	13,353	17,198	59,729	77,569
Net interest income	53,911	53,021	215,990	208,965

Provision for loan losses	6,000	8,900	28,900	35,500
Net interest income after provision for loan losses	47,911	44,121	187,090	173,465

Non-interest income:
Fees	7,366	6,042	25,418	23,679
Other-than-temporary impairment losses on securities	—	—	(1,661)	(3,116)
Portion of loss recognized in OCI (before taxes)	—	—	1,359	2,946
Net impairment losses recognized in earnings	—	—	(302)	(170)

Bank owned life insurance	1,244	1,434	5,242	5,948
Net gain on securities transactions	22	52	708	885
Other income	45	239	1,476	1,210
Total non-interest income	8,677	7,767	32,542	31,552

Non-interest expense:
Compensation and employee benefits	18,428	17,276	74,904	69,865
Net occupancy expense	5,320	4,835	21,131	19,777
Data processing expense	2,506	2,285	9,500	8,984
FDIC Insurance	1,400	1,964	5,883	7,631
Amortization of intangibles	716	865	3,030	3,831
Impairment of premises and equipment	—	1,528	807	1,528
Advertising and promotion expense	1,346	1,126	3,951	4,049
Other operating expenses	6,493	6,095	23,240	23,083
Total non-interest expenses	36,209	35,974	142,446	138,748
Income before income tax expense	20,379	15,914	77,186	66,269
Income tax expense	5,509	3,799	19,842	16,564
Net income	$14,870	$12,115	$57,344	$49,705

Basic earnings per share	$0.26	$0.21	$1.01	$0.88
Average basic shares outstanding	56,898,336	56,687,652	56,856,083	56,572,040

Diluted earnings per share	$0.26	$0.21	$$1.01	$0.88
Average diluted shares outstanding	56,910,915	56,687,652	56,868,524	56,572,040

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
STATEMENTS OF INCOME:
Net interest income	$53,911	$53,021	$215,990	$208,965
Provision for loan losses	6,000	8,900	28,900	35,500
Non-interest income	8,677	7,767	32,542	31,552
Non-interest expense	36,209	35,974	142,446	138,748
Income before income tax expense	20,379	15,914	77,186	66,269
Net income	$14,870	$12,115	$57,344	$49,705
Basic and diluted earnings per share	$0.26	$0.21	$1.01	$0.88
Interest rate spread	3.25%	3.27%	3.33%	3.27%
Net interest margin	3.39%	3.44%	3.49%	3.45%

PROFITABILITY:
Annualized return on average assets	0.84%	0.70%	0.83%	0.73%
Annualized return on average equity	6.18%	5.19%	6.09%	5.46%
Annualized non-interest expense to average assets	2.04%	2.09%	2.07%	2.05%
Efficiency ratio (1)	57.85%	59.18%	57.31%	57.69%

ASSET QUALITY:
Non-accrual loans			$122,549	$97,264
90+ and still accruing			—	—
Non-performing loans			122,549	97,264
Foreclosed assets			12,802	2,858
Non-performing assets			135,351	100,122
Non-performing loans to total loans			2.63%	2.21%
Non-performing assets to total assets			1.91%	1.47%
Allowance for loan losses			$74,351	$68,722
Allowance for loan losses to total non-performing loans			60.67%	70.66%
Allowance for loan losses to total loans			1.60%	1.56%

AVERAGE BALANCE SHEET DATA:
Assets	$7,041,992	$6,825,936	$6,893,107	$6,783,472
Loans, net	4,528,380	4,298,726	4,423,125	4,274,549
Earnings assets	6,289,331	6,107,423	6,158,329	6,057,358
Core deposits	3,992,536	3,638,660	3,777,647	3,511,324
Borrowings	888,027	927,209	909,531	939,311
Interest-bearing liabilities	5,352,132	5,301,793	5,294,623	5,299,718
Stockholders' equity	954,563	926,439	941,428	910,516
Average yield on interest-earning assets	4.24%	4.56%	4.46%	4.73%
Average cost on interest-bearing liabilities	0.99%	1.29%	1.13%	1.46%

LOAN DATA:
Mortgage loans:
Residential			$1,308,635	$1,386,326
Commercial			1,253,542	1,180,147
Multi-family			564,147	387,189
Construction			114,817	125,191
Total mortgage loans			3,241,141	3,078,853
Commercial loans			849,009	755,487
Consumer loans			560,970	569,597
Total gross loans			$4,651,120	$4,403,937
Premium on purchased loans			5,823	6,771
Unearned discounts			(100)	(104)
Net deferred			(3,334)	(791)
Total loans			$4,653,509	$4,409,813

Notes

(1) Efficiency Ratio Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net interest income	$53,911	$53,021	215,990	208,965
Non-interest income	8,677	7,767	32,542	31,552
Total income:	$62,588	$60,788	248,532	240,517

Non-interest expense:	$36,209	$35,974	142,446	138,748

Expense/income:	$57.85%	$59.18%	57.31%	57.69%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2011				September 30, 2011
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$60,052		$38	0.25%	$42,620		$26	0.25%
Federal funds sold and
other short-term investments	1,423		—	0.01%	1,243		—	0.01%
Investment securities (1)	348,128		2,991	3.45%	348,802		3,045	3.47%
Securities available for sale	1,313,249		7,295	2.22%	1,305,115		8,739	2.67%
Federal Home Loan Bank stock	38,099		394	4.11%	39,147		435	4.41%
Net loans (2)					.
Total mortgage loans	3,175,644		39,306	4.90%	3,088,464		39,466	5.06%
Total commercial loans	798,981		10,892	5.37%	773,807		11,010	5.60%
Total consumer loans	553,755		6,348	4.55%	552,061		6,436	4.63%
Total Net loans	4,528,380		56,546	4.94%	4,414,332		56,912	5.10%
Total Interest-Earning Assets	$6,289,331		$67,264	4.24%	$6,151,259		$69,157	4.45%

Non-Interest Earning Assets:
Cash and due from banks	89,835				85,021
Other assets	662,826				660,250
Total Assets	$7,041,992				$6,896,530

Interest-Bearing Liabilities:
Demand deposits	$2,430,323		$3,341	0.55%	$2,277,126		$3,788	0.66%
Savings deposits	882,074		543	0.24%	906,601		687	0.30%
Time deposits	1,151,708		4,229	1.46%	1,199,128		4,509	1.49%
Total Deposits	4,464,105		8,113	0.72%	4,382,855		8,984	0.81%

Borrowed funds	888,027		5,240	2.34%	907,055		5,717	2.50%
Total Interest-Bearing Liabilities	$5,352,132		$13,353	0.99%	$5,289,910		$14,701	1.10%

Non-Interest Bearing Liabilities	735,297				659,226
Total Liabilities	6,087,429				5,949,136
Stockholders' equity	954,563				947,394
Total Liabilities and Stockholders' Equity	7,041,992				$6,896,530

Net interest income			$53,911				$54,456

Net interest rate spread				3.25%				3.35%
Net interest-earning assets	$937,199				$861,349

Net interest margin (3)				3.39%				3.50%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.18	x			1.16	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.44%	2.81%	3.01%	2.91%	2.80%
Net Loans	4.94%	5.10%	5.16%	5.24%	5.30%
Total Interest-Earning Assets	4.24%	4.45%	4.56%	4.58%	4.56%

Interest-Bearing Liabilities:
Total Deposits	0.72%	0.81%	0.89%	0.92%	0.94%
Total Borrowings	2.34%	2.50%	2.65%	2.70%	2.92%
Total Interest-Bearing Liabilities	0.99%	1.10%	1.19%	1.23%	1.29%

Interest Rate Spread	3.25%	3.35%	3.37%	3.35%	3.27%
Net Interest Margin	3.39%	3.50%	3.53%	3.51%	3.44%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.18x	1.16x	1.15x	1.15x	1.15x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2011				December 31, 2010
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$47,727		$119	0.25%	$98,940		$247	0.25%
Federal funds sold and
other short-term investments	1,457		0	0.01%	1,951		—	0.01%
Investment securities (1)	345,528		12,160	3.52%	335,080		12,778	3.81%
Securities available for sale	1,302,233		34,393	2.64%	1,311,859		41,322	3.15%
Federal Home Loan Bank stock	38,259		1,764	4.61%	34,979		1,821	5.21%
Net loans (2)	.				.
Total mortgage loans	3,102,662		158,731	5.08%	2,984,736		160,460	5.38%
Total commercial loans	765,228		42,759	5.56%	719,722		41,427	5.76%
Total consumer loans	555,235		25,793	4.64%	570,091		28,479	5.00%
Total Net loans	4,423,125		227,283	5.11%	4,274,549		230,366	5.39%
Total Interest-Earning Assets	$6,158,329		$275,719	4.46%	$6,057,358		$286,534	4.73%

Non-Interest Earning Assets:
Cash and due from banks	77,823				79,024
Other assets	656,955				647,090
Total Assets	$6,893,107				$6,783,472

Interest-Bearing Liabilities:
Demand deposits	$2,272,780		$15,168	0.67%	$2,096,259		$18,369	0.88%
Savings deposits	899,020		2,971	0.33%	886,963		4,061	0.46%
Time deposits	1,213,292		18,413	1.52%	1,377,185		25,275	1.84%
Total Deposits	4,385,092		36,552	0.83%	4,360,407		47,705	1.09%

Borrowed funds	909,531		23,177	2.55%	939,311		29,864	3.18%
Total Interest-Bearing Liabilities	$5,294,623		$59,729	1.13%	$5,299,718		$77,569	1.46%

Non-Interest Bearing Liabilities	657,056				573,238
Total Liabilities	5,951,679				5,872,956
Stockholders' equity	941,428				910,516
Total Liabilities and Stockholders' Equity	6,893,107				$6,783,472

Net interest income			$215,990				$208,965

Net interest rate spread				3.33%				3.27%
Net interest-earning assets	$863,706				$757,640

Net interest margin (3)				3.49%				3.45%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.16	x			1.14	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans
(3) Annualized net interest income divided by average interest-earning assets

The following table summarizes the year ended net interest margin for the previous three years.

	Year Ended
	12/31/11	12/31/10	12/31/09
Interest-Earning Assets:
Securities	2.79%	3.15%	3.66%
Net Loans	5.11%	5.39%	5.43%
Total Interest-Earning Assets	4.46%	4.73%	4.95%

Interest-Bearing Liabilities:
Total Deposits	0.83%	1.09%	1.79%
Total Borrowings	2.55%	3.18%	3.50%
Total Interest-Bearing Liabilities	1.13%	1.46%	2.13%

Interest Rate Spread	3.33%	3.27%	2.82%
Net Interest Margin	3.49%	3.45%	3.06%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.16x	1.14x	1.13x